UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

VAPORIN, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-55132	45-5215796
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4400 Biscayne Boulevard
Miami, FL 33137
(Address of Principal Executive Office) (Zip Code)

(305) 576-9298
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 20, 2015, Vaporin, Inc. (the “Company”) and Vapor Corp. (“Vapor”) entered into a Securities Purchase Agreement with certain accredited investors providing for the sale of $350,000 of the Company’s Convertible Notes (the “Notes”).  The Notes accrue interest on the outstanding principal at an annual rate of 10%. The principal and accrued interest on the Notes is due and payable on January 20, 2016.  Assuming the merger between the Company and Vapor (“Merger”) closes, the Notes will be convertible into Vapor common stock at the lower of (i) $1.08 or (ii) a 15% discount to a 20-trading day VWAP following the closing of the merger (subject to a maximum issuance of 525,000 shares).  If the Merger does not close, the Notes will not be convertible into either the Company’s or Vapor’s stock.  Investors were provided with standard piggyback registration rights which are conditioned on the Merger closing.

The Securities Purchase Agreement and a form of the Note are filed as exhibits under Item 9.01 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 1.01 of this Current Report on Form 8-K is incorporated into and made a part of this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities

Items 1.01 and 2.03 of this Current Report on Form 8-K are incorporated into and made a part of this Item 3.02 by reference. The Notes were issued and sold to certain “accredited investors” (as defined in Rule 501 of Regulation D) in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, and Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Securities Purchase Agreement

10.2	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPORIN, INC.

Date: January 26, 2015	By: /s/ James Martin
Name:  James Martin
Title:    Chief Financial Officer